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                                                                       EXHIBIT 5

                  [LETTERHEAD OF MUNGER, TOLLES & OLSON LLP]






                               December 15, 1998



Berkshire Hathaway Inc.
NBH, Inc.
1440 Kiewit Plaza
Omaha, Nebraska  68131

Dear Sir or Madam:

     We have acted as counsel to Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") and NBH, Inc., a Delaware corporation ("NBH" and, together with Berkshire, the "Registrants"), in connection with the preparation of the Registration Statement (No. 33-61129) on Form S-4 (the "Prior Registration Statement") which the Registrants have filed with, and which has been declared effective by, the Securities and Exchange Commission (the "Commission"). We have also acted as counsel to the Registrants in connection with the preparation of their Registration Statement on Form S-4 being filed pursuant to Rule 462(b)(the "Rule 462(b) Registration Statement") covering additional securities of the same classes that were included in the Prior Registration Statement.

     The Rule 462(b) Registration Statement relates to the proposed issuance and sale of shares of Class A Common Stock, par value $5.00 per share (the "Class A Stock"), and shares of Class B Common Stock, par value $.1667 per share (the "Class B Stock") by either (i) NBH in connection with the proposed mergers (the "Mergers") of Berkshire with Wyllis Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of NBH, and of General Re Corporation, a Delaware corporation ("General Re"), with Steven Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of NBH, pursuant to that certain Agreement and Plan of Mergers, dated as of June 19, 1998 (the "Merger Agreement"), by and between Berkshire and General Re, or, alternatively, (ii) Berkshire, in connection with a merger of General Re with a subsidiary of Berkshire, whereby Berkshire will remain the ultimate parent company (the "Alternative Transaction"). The Alternative Transaction and the Class A Stock and Class B Stock of Berkshire and NBH are described in the Joint Proxy Statement/Prospectus included in the Prior Registration Statement and incorporated by reference into the Rule 462(b) Registration Statement.

     We have examined and are familiar with originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate in connection with this
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opinion, including, without limitation, (i) the 462(b) Registration Statement,
(ii) the Prior Registration Statement, (iii) the Merger Agreement, (iv) the Restated Certificate of Incorporation of Berkshire and the Restated Certificate of Incorporation of NBH, (v) the By-Laws of Berkshire and the By-Laws of NBH, and (vi) resolutions adopted to the date hereof by the Boards of Directors of the Registrants relating to, among other things, the Registration Statements, the Merger Agreement, and the Mergers. This opinion is delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photocopies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, other than those assumed, we have relied without independent verification upon the documents referred to above, the accuracy of factual matters contained therein, and oral or written statements and representations of officers and other representatives of the Registrants and others, including public officials.

     We are members of the Bar of the State of California. This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the laws of the United States. We do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware.

     We have assumed the due authorization, execution, and delivery by or on behalf of each of the parties thereto of the securities and documents referred to above, other than the Registrants, and that (a) the Mergers or the Alternative Transaction will occur and be conducted in accordance with the terms, conditions, covenants, and other provisions of the Merger Agreement as described in the Prior Registration Statement, (b) all applicable provisions of the Securities Act of 1993, as amended, and such state "blue sky" or other securities laws as may be applicable have been or shall duly be complied with, and (c) the 462(b) Registration Statement, as it may be finally amended, shall become effective under the Securities Act.

     Based upon the foregoing, we of the opinion that the shares of NBH or Berkshire Class A Stock and Class B Stock, as the case may be, when issued to the stockholders of General Re and/or Berkshire in accordance with the provisions of the Merger Agreement, will be legally issued, fully paid, and nonassessable shares of Class A Stock or Class B Stock, as the case may be.

     We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus which was filed with the Prior Registration Statement and which is incorporated by reference into the Rule 462(b) Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ Munger, Tolles & Olson LLP
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                                      Munger, Tolles & Olson LLP